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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K of Emerson Radio Corp. (The "Company") for the fiscal year ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Geoffrey P. Jurick, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Company.


Dated: July 14, 2003


                           By: /S/ Geoffrey P. Jurick
                           Geoffrey P. Jurick
                           Chief Executive Officer


This certification has been furnished solely pursuant to section 906 of the Sarbanes-Oxley act of 2002.

A signed original of this written statement required by section 906 has been provided to Emerson Radio Corp. and will be retained by Emerson Radio Corp. and furnished to the Securities and Exchange Commission or its staff upon request.